During the period covered by this report, issues were presented to the Members of record for their vote at a Special Meeting of Shareholders on November 28,
2017.

The record date for determination of Members entitled to vote was September 29, 2017. As of the record date there were outstanding 42,448 shares of the Funds Common Stock, constituting all of the outstanding voting securities of the Fund. Each such share was entitled to one vote. At the Meeting, the holders of 23,344 shares, or 57.35%, of the Funds
Common Stock were represented in person or by proxy, constituting a quorum.

For all Proposals, percentages shown are based on the number of the outstanding voting securities of the Fund. The issues presented and the results of the voting thereon are as follows:

Proposal One - At the Special Meeting, a vote by ballot was taken for the approval to obtain voting instructions regarding the Master Fund Proposal to approve the investment management agreement between FEG Investors, LLC and FEG Directional
Access Fund LLC. The Inspector of Elections conducted the voting and counted and determined the number of shares of Common Stock voted with respect to the proposal and do hereby declare and certify that the votes cast for the approval to obtain voting instructions were as follows:

Votes For
24,344 (57.35%)

Votes
Against
0 (0%)

Votes
Abstaining
18,104 (42.65%)

Proposal Two At the Special Meeting, a vote by ballot was taken for approval of the submission by the officers of the Fund of an application on Form N-
8F for an order of deregistration as a registered investment company under Section 8(f) of the Investment Company Act of 1940, as amended, with the Securities and Exchange Commission. The
Inspector of Elections conducted the voting and counted and determined the number of shares of Common Stock voted with respect to the proposal and do hereby declare and certify that the votes cast for the approval of a proposal for the Fund to submit an application for an order of deregistration were as follows:

Votes For
24,344 (57.35%)

Votes
Against
0 (0%)

Votes
Abstaining
18,104 (42.65%)